UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Tuesday Morning Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 25, 2017

From the desk of Steve Becker, CEO

An activist investor group who owns a small number of shares notified us that they intend to put two people up for election to our Board of Directors at our annual meeting in November.  The annual meeting is when our shareholders elect/re-elect our Board of Directors. These activists also seek to have one of their candidates join the management team as CEO.  This tactic used by activist investors is common in today’s market environment.

The Company has a strong Board of Directors with extensive retail experience.  Our Board supports Management and our strategy, and both our Board and Management are focused on increasing shareholder value.  Only the Board by a majority vote, not the shareholders, can change Management.  So, a change in Directors does not mean a change in Management.  We have a strong relationship with our current shareholders and we believe that we will successfully defeat this attempt to disrupt our Board and cause a distraction as we enter into our peak season.

What is most important is that as we head into peak we stay focused on our objectives so that we deliver peak successfully.  We will continue to run the business and avoid this distraction as we stay focused on peak.

We appreciate all of your hard work and know that by staying focused and working together we will have a successful peak season!

Sincerely,

Steve

Important Additional Information and Where to Find It Tuesday Morning Corporation (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”). The Company plans to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2017 Annual Meeting (the “2017 Proxy Statement”). STOCKHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, none of whom, other than the Company’s Chief Executive Officer, Steven R. Becker, owns in excess of one percent (1%) of the Company’s outstanding shares of common stock, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2016 annual meeting of stockholders (the “2016 Proxy Statement”), filed with the SEC on October 5, 2016. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2016 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement, any amendments or supplements thereto and any other documents when filed by the Company with the SEC in connection with the 2017 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://ir.tuesdaymorning.com/) or by contacting the Company’s Secretary, Bridgett C. Zeterberg by phone at (972) 387-3562, by email at bzeterberg@tuesdaymorning.com or by mail at Tuesday Morning Corporation, Attn: Corporate Secretary, 6250 LBJ Freeway, Dallas, Texas 75240. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Okapi Partners, LLC at (212) 297-0720 or toll-free at (877) 259-6290.